Exhibit 23.1

[BDO SEIDMAN, LLP LETTERHEAD]

Consent of Independent Certified Public Accountants

STAAR Surgical Company
Monrovia, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2002, except for Note 19 which is dated March 27, 2002, relating to the consolidated financial statements of STAAR Surgical Company and related financial statement schedules appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California
May 31, 2002